EXHIBIT 11

                    TEL-SAVE HOLDINGS, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)

                                                           FOR THE THREE MONTHS      FOR THE SIX MONTHS
                                                                ENDED JUNE 30,          ENDED JUNE 30,
                                                          --------------------------------------------------
                                                               1998         1997           1998           1997
----------------------------------------------------------------------------------------------------------------

Net loss                                                  $(96,154)     $ (5,865)     $(137,949)      $   (435)
                                                          =========     =========     ==========
BASIC
Weighted average common shares outstanding - Basic:          64,486       63,898          64,320        63,171
                                                          =========     ========      ==========
Net loss per share - Basic                                 $  (1.49)    $   (.09)     $   (2.14)     $     (.01)
                                                           =========    ==========    ==========

DILUTED
Weighted average common and common equivalent
    shares outstanding - Diluted:
Weighted average shares                                      64,486       63,898          64,320        63,171
Weighted average equivalent shares                               --           --              --            --
Weighted average common and common equivalent
    shares - Diluted                                         64,486       63,898          64,320        63,171
                                                           ========     ========      ==========

Net loss per share - Diluted                               $  (1.49)    $   (.09)     $   (2.14)     $    (.01)
                                                           =========    ==========    ==========
